SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                               -------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   March 20, 1998

CONTINENTAL AMERICAN TRANSPORTATION, INC.
         Exact name of Registrant as specified in charter)

Colorado         0-18729           84-1089599
(State or other       (Commission            (IRS employee
jurisdiction of       file number)           identification
incorporation                                       no.)


   495 Lovers Lane Road, Calhoun, Georgia          30701
--------------------------------------------------------
     (Address of principal executive office)      Zip Code

Registration telephone number, including area code: (706) 629-8682

Item 7.           Financial Statements and Exhibits

                  Registrant hereby files its Financial Statements and Report of the Registrant's Independent Certified Public Accountants, Grant Thornton LLP, for its fiscal year ended June 30, 1997.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CONTINENTAL AMERICAN TRANSPORTATION, INC.


                                     By: s/Timothy Holstein
                                        Tim Holstein, President

Dated:  March 20, 1998




































catfor23.8-k

FINANCIAL STATEMENTS AND REPORT OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
CONTINENTAL AMERICAN TRANSPORTATION, INC.
              AND SUBSIDIARIES
                June 30, 1997

                                    CONTENTS

                                                                   Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                   3

FINANCIAL STATEMENTS

   CONSOLIDATED BALANCE SHEET                                        4

   CONSOLIDATED STATEMENT OF OPERATIONS                              6

   CONSOLIDATED STATEMENT OF CHANGES IN
      STOCKHOLDERS' DEFICIT                                          7

   CONSOLIDATED STATEMENT OF CASH FLOWS                              8

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                       10

               Report of Independent Certified Public Accountants


To the Board of Directors and Stockholders of Continental American Transportation, Inc. and Subsidiaries


We were engaged to audit the accompanying balance sheet of Continental American Transportation, Inc. and Subsidiaries as of June 30, 1997, and the related statements of operations, STOCKHOLDERS' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management.

The Company's books and records were not maintained in a timely and effective manner, and accordingly there is no assurance that all transactions during the period were recorded. In addition, the management team that was responsible for maintaining these books and records was no longer employed by the Company at the time of our engagement. Because of the circumstances referred to above, we were unable to apply adequate auditing procedures in order to satisfy ourselves as to the accuracy of amounts reflected in the accompanying financial statements.

As discussed in Notes Q and S, the Company is a party to several lawsuits including litigation relating to a motor vehicle accident whereby the Company may be liable for substantial compensatory damages in excess of insurance liability coverage.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. During the year, the Company suffered significant operating losses together with a significant erosion of the Company's liquidity. These conditions continued subsequent to June 30, 1997 resulting in management decision to enter into a marketing agreement on October 31, 1997, whereby a third party received the right to operate certain revenue producing assets of the Company. This agreement provides the third party with the option to acquire the assets within nine months of the execution of the marketing agreement under certain terms and conditions. These factors among others, raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Because of the significance of the uncertainty about the outcome of the litigation referred to above and uncertainty regarding the Company's ability to continue as a going concern together with the Company's lack of reliable books and records we are unable to express, and we do not express an opinion on these financial statements.

s/Grant Thornton LLP

Atlanta, Georgia
January 19, 1998

           Continental American Transportation, Inc. and Subsidiaries

                           CONSOLIDATED BALANCE SHEET

                                  June 30, 1997

            (See Report of Independent Certified Public Accountants)


                                     ASSETS



CURRENT ASSETS
   Restricted cash (Note B)                                      $    959,946
   Trade accounts receivable, net of allowance
            of doubtful accounts of $1,077,207                      8,930,547
   Installments notes receivable - current portion (Note C)           448,107
   Inventories                                                        161,363
   Other current assets                                             1,154,477

           Total current assets                                    11,654,440

INVESTMENT IN MARKETABLE SECURITIES (Note D)                                -


PROPERTY, PLANT AND EQUIPMENT (Note E)                             14,218,909

OTHER ASSETS
     Note receivable - related party (Note D)                         145,000
     Installment notes receivable, excluding current portion (Note C)       -
     Other assets                                                     448,527

                                                                      593,527




                                                                 $ 26,466,876


The accompanying notes are an integral part of this statement.

                      LIABILITIES AND STOCKHOLDERS' DEFICIT


CURRENT LIABILITIES
   Lines of credit (Note F)                                     $   5,639,482
   Current maturities of long-term debt (Note G)                    5,593,024
   Current maturities of capital lease obligations (Note H)            24,546

   Accounts payable - trade                                         5,166,353
   Accounts payable u shareholders                                    285,903
   Accrued expenses                                                 4,396,040

      Total current liabilities                                    21,105,348


LONG-TERM DEBT, excluding current maturities (Note G)              13,864,955

CAPITAL LEASE OBLIGATIONS, excluding current maturities
         (Note H)                                                     207,453

STOCKHOLDER'S DEFICIT
   Preferredstock, $1 par value, 200,000 sharesauthorized
    And issued, 125,000 shares outstanding (Note J)                   125,000
   Common stock, no par value, 20,000,000 shares authorized,
     5,383,224 shares issued (Notes K and L)                        10,205,361
   Accumulated deficit                                             (18,895,154)
         Treasury stock, 60,000 shares, at cost                       (146,087)

                                                                   (8,710,880)

                                                                 $  26,466,876

           Continental American Transportation, Inc. and Subsidiaries

                      CONSOLIDATED STATEMENT OF OPERATIONS

                            Year ended June 30, 1997

            (See Report of Independent Certified Public Accountants)

Operating revenues                                               $ 101,256,345

Operating expenses
         Salaries and benefits                                      32,385,284
         Purchased transportation                                   14,794,260
         Operating supplies and expenses                            32,610,203
         Depreciation and amortization                               5,223,958
         Loss on impairment of goodwill                              4,105,035
         Claims and insurance                                        4,815,267
         Operating taxes and licenses                                  918,395
         Communications and utilities                                1,487,393
         General and administrative                                 15,137,824

                                                                   111,477,619

               Loss from operations                                (10,221,274)

Other income (expenses)
         Interest and other income                                      74,044
         Net gain on disposal of equipment                           1,065,190
         Unrealized loss on marketable securities                     (360,000)
         Interest expense                                           (6,263,294)

                                                                    (5,484,060)
               Loss before income taxes                            (15,705,334)


Provision for income taxes (Note M)                                          -

                Net loss                                         $ (15,705,334)

Net loss per share                                                     $ (3.13)

Weighted average common shares outstanding                       $   5,009,617




The accompanying notes are an integral part of this statement.

           Continental American Transportation, Inc. and Subsidiaries

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

            (See Report of Independent Certified Public Accountants)

                            Year ended June 30, 1997

                                                                                                             Demand notes
                                Preferred stock                    Common stock                             receivable from
                        Series A           Series B                                                           exercise of
                        Number of          Number of           Number of            Accumulated    Treasury  stock options
                         shares    Amount    shares    Amount   shares      Amount    deficit       stock    and Warrants  Total



 Balance, June 30, 1996, as
  previously reported          -  $    -        -    $     -  4,407,544   $8,428,106 $(1,617,848) $(100,781) $(233,890)  $6,475,587
  Prior period adjustment
             (Note R)          -       -        -          -          -            -  (1,571,972)         -          -   (1,571,972)
  Balance June 30, 1996,
  as restated                  -       -        -          -  4,407,544    8,428,106  (3,189,820)  (100,781)  (233,890)   4,903,615


Issuance of common stock to
  various shareholders         -       -        -          -     35,000       66,875            -         -           -      66,875
Payments received on demand
  notes receivable from
  exercise of
  stock options                -       -        -          -          -            -            -         -     233,890     233,890
Exercise of stock warrants     -       -        -          -    415,000      941,250            -         -           -     941,250
Issuance of preferred
  stock  - Series A      200,00  200,000        -          -          -            -            -         -           -     200,000
Conversion of preferred
  stock -  Series A     (75,000) (75,000)       -          -      74,602      75,000            -         -           -           -
Conversion of a convertible
  promissory note             -        -        -          -     451,078     694,130            -         -           -     694,130
Acquisition of 30,000
  shares of treasury stock    -        -        -          -           -           -            -    (45,306)         -     (45,306)
Net loss for year ended
  June 30, 1997               -        -        -          -           -           -   (15,705,334)        -          - (15,705,334)

Balance, June 30, 1997  125,000 $ 125,000       -  $       - $ 5,383,224 $10,205,361$  (18,895,154)$(146,087)  $      - $(8,710,880)



The accompanying notes are an integral part of this statement.

           Continental American Transportation, Inc. and Subsidiaries

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                            Year ended June 30, 1997

            (See Report of Independent Certified Public Accountants)

Cash flows from operating activities:
 Net loss                                                     $  (15,705,334)
 Adjustments to reconcile net loss to net
   cash used in operating activities:
     Depreciation and amortization                                 5,223,958
     Loss on impairment of goodwill                                4,105,035
     Gain on sale of equipment                                    (1,065,190)
     Unrealized loss on marketable securities                        360,000
     Allowance for losses                                          1,055,620
     Deferred income taxes                                           677,059
     Decrease in accounts receivable and other assets              3,289,473
     Increase in accounts payable and other liabilities            1,998,272
     Decrease in taxes payable                                      (572,258)
                                                                  15,071,969
     Net cash used in operating activities                          (633,365)

Cash flows from investing activities:
  Principal payments received on notes receivable                    234,180
  Proceeds from sale of property and equipment                     1,373,236
  Loans made to related party                                        (55,000)
        Net cash provided by investing activities
                                                                    1,552,416

Cash flows from financing activities:
     Principal payments on notes payable                          (1,729,405)
     Proceeds from issuance of preferred
         and common stock                                            430,221
         Net cash used in financing activities                    (1,299,184)

Net decrease in cash and cash equivalents,
      including restricted cash                                     (380,133)

Cash and cash equivalents, including
    restricted cash, beginning of year                              1,340,079

Cash and cash equivalents, including
    restricted cash, end of year                                   $  959,946

           Continental American Transportation, Inc. and Subsidiaries

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                            Year ended June 30, 1997

            (See Report of Independent Certified Public Accountants)



Supplemental Disclosures of Cash Flow Information Cash paid during the year for:
        Interest                                         $  5,188,294
        Income taxes                                     $  -


Supplemental Schedule of Non-Cash Investing and Financing

During to the year ended, the Company converted $360,000 of a $450,000 note receivable from a related party to nine million shares of common stock (see Note
D).

During the year ended, $410,000 of 7% and 10% subordinate debentures were converted to 53,258 shares of common stock in the Company.




The accompanying notes are an integral part of these statements.

           Continental American Transportation, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 June 30, 1997


NOTE A - SUMMARY OF ACCOUNTING POLICIES

1.  Nature of Organization

Continental American Transportation, Inc. (CAT) (the Company), was incorporated in the State of Colorado in 1983. The Company is engaged, through its wholly owned subsidiaries consisting of Blue Mack Transport, Inc. (Blue Mack), HMX, Inc. (HMX), and Carpet Transport, Inc. (CTI) in the transportation industry as a full truckload carrier operating throughout the contiguous United States. The Company is also engaged in the common carrier freight brokerage and logistics business through its wholly owned subsidiary, Chase Brokerage, Inc.

2.  Principles of Consolidation

The accompanying consolidated financial statements include the accounts of CAT and those of its wholly owned subsidiaries as of and from the effective date of their acquisition. All significant intercompany accounts and transactions have been eliminated in consolidation.

3.  Cash and Equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

4.  Credit Risk

The Company extends credit in the form of equipment financing notes and trade accounts receivable. A substantial portion of the trade receivables are to customers operating in the carpet industry and repayment is dependent upon this industry's economic performance. Such amounts due the Company are subject to ongoing credit evaluations and allowances are maintained for doubtful accounts based on factors surrounding the credit risk of the specific obligations, adequacy of collateral and other pertinent information.

5.  Inventories

Inventories for transportation operations, consisting primarily of spare and replacement parts and supplies, are valued at the lower of cost (first-in, first-out) or market.

           Continental American Transportation, Inc. and Subsidiaries

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                                 June 30, 1997




NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

6.  Property and Equipment

Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leased property under capital leases is amortized over the lives of the respective leases or over the service lives of the assets for those leases which substantially transfer ownership. The straight-line method of depreciation is followed for all assets for financial reporting purposes, but accelerated methods are used for tax purposes. Tires on new revenue equipment are capitalized as a component of the related equipment. The cost of replacement tires is expensed as incurred.

Maintenance and repairs are charged to operations currently; replacements and improvements are capitalized in the property and equipment accounts.

7.  Intangible Assets

Intangible assets primarily represent the excess of the purchase price of acquired companies over the fair value of the assets acquired. Such excess costs are being amortized on a straight-line basis over 15 to 40 years.

During the year management determined that intangible assets associated with acquisition made had become impaired due to excessive operating losses incurred, and accordingly, has written-off the remaining value attributable to these assets.

8.  Income Taxes

The Company and its wholly owned subsidiaries file consolidated Federal corporation income tax returns.

The Company accounts for income taxes in accordance with Statement of Financial Standards No. 109, Accounting for Income Taxes which requires the use of the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates for the year in which the differences are expected to reverse.

           Continental American Transportation, Inc. and Subsidiaries

                                 June 30, 1997


NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

9.  Claims and Insurance Accruals

The Company provides for the estimated cost of claims insured but not paid for which it retains a portion of the risk under workmen's compensation, health care, liability and property damage programs.

10.  Earnings Per Share

Primary and fully diluted earnings per share are the same. Common share equivalents are not considered in computing earnings per share as such inclusion would have an anti-dilutive effect.

11.  Revenue Recognition

Revenues consist principally of freight revenues. Freight revenues are recognized as earned when freight is shipped from the terminal. This method is not materially different from either recognizing all revenues and expenses at the time of delivery or recognizing revenues and expenses on a pro rata basis.

12.  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates

13.  Accounting for Long-Lived Assets

The Company has considered Financial Accounting Standards No. 121 Accounting for the Impairment of Long-Lived Assets which requires the Company to compare the net carrying value of long-lived assets to the related estimates of future cash flows, and other criteria, to determine if impairment has occurred. As of June 30, 1997, the Company has determined that such an impairment has occurred. This is primarily attributable to $4,105,035 of goodwill associated with acquisitions of CTI, A&P, Chase, and the net assets of Herr Motor Express resulting from continued operating losses.

           Continental American Transportation, Inc. and Subsidiaries

                                 June 30, 1997


NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

14.  Fair Value

Statement of Financial Accounting Standards 107, Disclosures about Fair Value of Financial Instruments (SFAS 107), requires disclosure of the estimated fair value of an entity's financial assets and liabilities. Management believes the carrying value approximates fair market value for cash, receivables, property, accounts payable, capital leases and long-term debt.


NOTE B - RESTRICTED CASH

CTI has entered into an agreement with the Georgia State Board of Workmen's Compensation whereby CTI pays worker's compensation claims as a self insurer. The agreement is collateralized by certificates of deposit amounting to $750,000. CTI's specific excess insurance self retention is $250,000 per occurrence.

Additionally at June 30, 1997, CTI had two certificates of deposit, each in the amount of $100,000, collateralizing purchasing agreements with Com Data Network and Harold Ives Trucking Company.


NOTE C - INSTALLMENT NOTES RECEIVABLE

The Company finances the sale of revenue equipment to independent owner operators. These notes require monthly payments of principal and interest over a period ranging from 12 to 48 months with interest ranging principally from 15% to 20% per annum. These notes mature on various dates within the next two years. Title to such revenue equipment is retained by the Company until the note is paid in full. The payments received by the Company for the year ended June 30, 1997 reduced the receivable by $234,180. At June 30, 1997, an allowance has been reserved equal to 100% of the long-term portion based on the lack of expected future collections by the Company. (see Note S).

      Total notes receivable                               $  896,213
      Less current portion                                   (448,106)

      Long-term portion                                       448,107
      Less reserve                                           (448,107)

      Net long-term portion                                 $       -

           Continental American Transportation, Inc. and Subsidiaries

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                                 June 30, 1997


NOTE D - NOTE RECEIVABLE - RELATED PARTY

On May 23,  1996,  CTI granted to  Bio-Dyne  Corporation,  a two year  unsecured revolving credit facility in the maximum aggregate principal amount of $1,000,000 with interest to be computed at the rate of twelve percent on outstanding principal balances, payable quarterly. CTI is obligated to advance funds five business days after a request is made by the borrower, which advances amounted to $145,000 at June 30, 1997. Prior to year end, $360,000 of outstanding principal under this financing arrangement was converted into approximately nine million shares of Bio-Dyne Common stock. Management has questioned the value of these shares and, accordingly, written-off the value attributable to these securities.


NOTE E - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, including assets under capital leases, consist of the following at June 30, 1997:

          Land                                                 $ 3,045,200
          Buildings                                              2,869,123
          Leasehold improvements                                 2,289,470
          Revenue equipment                                     13,386,861
          Other operating equipment                              1,542,142
          Shop, furniture and office equipment                     919,174

                                                                24,051,970

          Accumulated depreciation and amortization             (9,833,061)


          Net book value                                      $ 14,218,909

Depreciation charged to expense for the years ended June 30, 1997 was $3,869,952.

           Continental American Transportation, Inc. and Subsidiaries

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

                                 June 30, 1997



NOTE F - LINES OF CREDIT

Three subsidiaries of the Company have revolving credit agreements, which CAT and two of its officers have guaranteed. The credit facility provides for advances not to exceed 80% of qualified accounts receivable to a maximum amount of $5,000,000. This obligation is collateralized by a security interest in all accounts receivable of CTI, A&P and Chase. Interest is calculated based upon prime rate as defined in the agreement plus 4.75%. Additionally, CTI, A&P and Chase are assessed certain administrative and service fees by the lender. On December 17, 1996, CTI, A&P and Chase received notice of termination from the lender. The lender, at the request of all three subsidiaries continued to advance funds under modified terms. Effective January 17,1997, the terms of the agreement allowed for funds to be advanced at a rate of prime plus 7.75% based on a percentage of qualified accounts receivable starting at 75% and reducing by 1% for each subsequent weekly period. At June 30, 1997, borrowings under the above credit facility amounted to $4,771,021.

Another subsidiary of the Company also has a revolving credit agreement which CAT and two of its officers have guaranteed. The credit facility provides for advances not to exceed 80% of qualified accounts receivable up to a maximum amount of $500,000. This obligation is collateralized by a security interest in all accounts receivable of Blue Mack. Interest is calculated based upon prime rate as defined in the agreement plus 2.5%. Additionally, Blue Mack is assessed certain administrative and service fees by the lender. At June 30, 1997, borrowings under the above credit facility exceeded the maximum amount.


NOTE G - LONG-TERM DEBT

Long-term debt consists of the following:

      Convertible promissory notes bearing interest 10%
           per annum with scheduled  maturities in 1999.
           The notes are convertible into common stock of
           the Company at a conversion price of either 20%
           less than the closing average bid price of the
           Company's shares for the five trading days
           prior to conversion or 120% of the closing average
           bid price of the Company's shares for the five
           trading days prior to issuance. Interest is payable
           to the noteholder only if the note has been held
           one calendar year. If any of the notes are converted
           prior to one year from the date of issuance, the
           Company is not obligated to pay interest on the note.
           As of June 30, 1997, $3,770,000 of notes were
           issued with $510,000 having been converted into
           59,258 shares of common stock.                        $ 3,260,000

           Continental American Transportation, Inc. and Subsidiaries

                                 June 30, 1997



NOTE G - LONG-TERM DEBT - Continued

   Notes payable to shareholder, bearing interest 8% Per annum, due September 1, 1997, secured
            by real estate and improvements.                        11,790,000

   Various notes payable to finance institutions and other credit providers with combined monthly payments of $166,051 including interest at rates ranging from 7.5% to 14% per annum. These notes mature from September 1997 through April 2001 and are collateralized by specific equipment
            having a net book value of $7,223,630                    4,372,096


   Other                                                                35,883
                                                                    19,457,979
   Less current maturities                                          (5,593,024)

           Total long-term debt, net of current maturities         $13,864,955

Total maturities of long-term debt areas follows:


           Year ending June 30,
                1998                      $   5,593,024
                1999                          1,093,024
                2000                          1,093,024
                2001                          1,093,024
                2002                         10,585,883

                                          $  19,457,979

           Continental American Transportation, Inc. and Subsidiaries

                                 June 30, 1997


NOTE H - CAPITALIZED LEASE OBLIGATIONS

Leases meeting certain criteria are considered capital leases and the related asset and lease obligations are recorded at their present value in the financial statements. The interest rates of capital leases range from approximately 5% to 15%, and are imputed based on the lower of the Company's incremental borrowing rate at the inception date of the lease or the lessor's implicit rate of return.

           Net minimum lease payments                         $   362,556
           Less amount representing interest                     (130,557)
           Present value of net minimum lease payments            231,999
           Current maturities of capital lease obligations        (24,546)

                  Total long-term lease obligation            $   207,453

Minimum future obligations on all capital leases in effect as of June 30, 1997 are as follows:

              Year ending June 30,
                       1998                      $   40,284
                       1999                          40,284
                       2000                          40,284
                       2001                          40,284
                       2002                          40,284
                       Thereafter                   161,136

           Net minimum lease payments            $  362,556

Following is a summary of property held under capital leases included in property, plant and equipment as of June 30, 1997:

             Office Equipment                     $   7,028
             Revenue Equipment                    1,481,074
                  Subtotal                        1,488,102
             Less accumulated amortization         (923,727)


                                                 $  564,375

Amortization on assets under capital leases charged to expense for the years ended June 30, 1997 was $297,620.

           Continental American Transportation, Inc. and Subsidiaries

                                 June 30, 1997



NOTE I - OPERATING LEASES

     The Company leases warehouse terminal facilities and revenue equipment in various states under noncancelable operating leases with lease terms ranging from two to seven years. Certain of these leases have specific options, or if no renewal option, certain of these leases give the Company a right of first refusal to renegotiate the lease terms. Total rent expense for the year ended June 30, 1997 amounted to $9,129,120.

The following is a schedule of future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of June 30, 1997:

            Year ending June 30,
                     1998           $ 9,129,120
                     1999             9,129,120
                     2000             9,129,120
                     2001             3,374,542
                     2002             3,374,542
                     Thereafter       3,374,542

                                    $37,510,986



NOTE J - PREFERRED STOCK

Preferred stock, 10,000,000 shares authorized, is as follows:

Series A, $1.00 per share, 0 shares issued and outstanding. These shares are entitled to a dividend at the rate of seven percent, payable quarterly. Dividends on Series A shares are cumulative and rank in priority over dividends on the Company's Series B preferred shares or its common shares. The Series A preferred shares are convertible into common shares of the Company at any time during the period commencing August 1, 1996 through July 21, 2000. The amount of Company common shares into which Series A preferred shares shall be converted is based upon the average bid and ask price of the Company's common shares for the 20 business days prior to the Company receiving notice of intent to convert. The Board of Directors has the authority to issue preferred stock in one or more series and to fix the rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.

           Continental American Transportation, Inc. and Subsidiaries

                                 June 30, 1997



NOTE J - PREFERRED STOCK - Continued

Series B, $1.00 per share, 0 shares authorized, issued and outstanding. These shares are entitled to a dividend at the rate of seven percent payable quarterly but commencing to accrue only 30 days after all outstanding Series A shares have been converted to common shares. Dividends on Series B preferred shares are cumulative and rank in priority over the Company's common shares. The Series B preferred shares are convertible into common shares of the Company after the conversion of all Series A preferred shares into Company common shares and during the period commencing August 1, 1996 through July 31, 2000. The amount of Company common shares into which Series B preferred shares shall be converted is based upon the average bid ask price of the Company's common shares for the 20 business days prior to the Company receiving notice of intent to convert. The Board of Directors has the authority to issue preferred stock in one or more series and to fix the rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.


NOTE K - WARRANTS

The Company issued seven common stock purchase warrants on September 1, 1995. Each warrant may be exercised in whole or part and entitles the holder to purchase 120,000 common shares at $2.50 per share and expires on October 27,1997. As of June 30, 1997, warrant holders of 630,000 of 840,000 common shares have exercised their warrants.

In addition, the Company issued one warrant to its Placing Agent (the Agent) of the Convertible Promissory Notes. The warrant entitles the Agent to purchase 100,000 shares of the Company's common stock as follows:

             Exercise
    No. of     Price                  Exercise Term

    Shares  Per Share         Start                   Expiration


    60,000  $  2.50     September 19, 1996        March 19, 1998
    20,000  $  5.00     March 19, 1997            September 19, 1998
    20,000  $  7.50     June 19, 1997             March 19, 1999

           Continental American Transportation, Inc. and Subsidiaries

                                 June 30, 1997


NOTE K u WARRANTS - Continued

Management Agreement - Global Financial Group

On December 10, 1996 and May 8, 1997, the Company entered into Consulting Agreements with Global Financial Group to provide financial and public relations services to the Company. On June 4, 1997, the Board of Directors resolved to issue Global Financial Group 70,000 restricted shares of the Company's common stock in settlement of the account. Despite its best efforts, the Company was unable to register the 238,441 warrants which the Company had issued as compensation to Global Financial Group for their prior services. The 70,000 shares also represents compensation for additional services provided by Global Financial Group but not included in the initial compensation.

Management Agreement - SRS

On June 28, 1996, December 10, 1996 and May 8, 1997, the Company entered into consulting agreements with SRS Advisory Services to provide management consulting and corporate retention services to the Company for the fiscal years ended June 30, 1996 and 1997. On July 22, 1997, the Board of Directors resolved to issue Scott R. Sieck, dba SRS Advisory Group, 390,000 restricted shares of the Company's common stock in settlement of the account. Despite its best efforts, the Company was unable to register the 650,000 warrants which the Company had issued as compensation to Mr. Sieck for his prior services.


NOTE L - STOCK OPTION PLAN

     On April 11, 1994, the Company adopted its Stock Incentive Plan (the (Plan(). The Plan provides that certain options granted thereunder are intended to qualify as (incentive stock options( within the meaning of Section 422A of the United States Internal Revenue Code of 1986, while non-qualified options may also be granted under the Plan. The plan provides for authorization of up to 200,000 (post-split) shares. The option price per share of stock purchasable under an incentive stock option shall be determined at the time of grant but shall be not less than 100% of the Fair Market Value of the Stock on such date, or, in the case of a 10% Stockholder, the option price per share shall be no less than 110% of the fair market value of the stock on the date an incentive stock option is granted to such 10% stockholder.

           Continental American Transportation, Inc. and Subsidiaries

                                 June 30, 1997


NOTE L - STOCK OPTION PLAN - Continued

The following is a summary of transactions:

         Outstanding, beginning of year                                36,000
         Granted during the year                                            -
         Exercised during the year                                          -

         Outstanding, end of year (at prices ranging
                  from $.25 to $3.13 per share)                        36,000

         Eligible for exercise at end of year
                  (at prices ranging from $.25 to $3.13 per share)     36,000


At June 30, 1997, there were no shares reserved for future grants.


NOTE M - INCOME TAXES

The components which give rise to deferred income tax benefit are the following temporary differences:

         Depreciation                                             $ 1,103,927
         Net operating loss carryforwards                           2,944,567
         Allowance for losses                                       2,751,254
         Installment sales                                              2,657
         TRAC leases                                               (1,004,650)
                                                                    5,797,755
         Valuation allowance                                       (5,797,755)
                                                                  $         -


A valuation allowance has been established for the full amount of the deferred income tax benefit due to the lack of assurance that the Company will be able to generate sufficient income in order to recognize this benefit.

The Company has a net operating loss carryforward of approximately $7,748,860 for Federal purposes expiring June 30, 2012. However, the realization of this loss carryforward may be limit by regulations regarding equity transactions which occurred during the year.

           Continental American Transportation, Inc. and Subsidiaries

                                 June 30, 1997



NOTE N - RELATED PARTY TRANSACTIONS

Blue Mack leases its facilities and office space under operating leases from a certain shareholder of the Company who owns approximately 17% of the Company's issued and outstanding shares.

The following is a schedule of future minimum rental payments required under these operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of June 30, 1997.

            Year ending June 30,
                     1998                               $        86,400
                     1999                                        86,400
                     2000                                        28,800

                                                        $       201,600


The leases also contain provision for taxes, insurance and building maintenance expense.

Notes Payable - Related Party

An individual related to the former Vice President, Chief Financial Officer and Director, loaned funds and/or securities to the Company and its affiliates in the aggregate amount of $140,000 as of June 30, 1997.

As of June 30, 1997, the Company has a note payable to a shareholder of CAT in the amount of $150,000. In addition All-Carpet, Inc., a company in which the above shareholder has ownership interest, is owed $149,000 by the Company.


NOTE O - EMPLOYMENT AGREEMENTS

On September 1, 1996, the Company entered into a three year employment arrangement with the Company's President and Chief Executive Officer. The contract provided for annual salaries of $200,000, $250,000 and $300,000 during the first, second and third years of the agreement. The agreement also allowed for the officer to be paid an annual incentive bonus equal to five percent of the first $1,000,000 of the pre-tax profit, six percent of the next $500,000 and seven percent of profits in excess of $1,500,000.

           Continental American Transportation, Inc. and Subsidiaries

                                 June 30, 1997


NOTE O - EMPLOYMENT AGREEMENTS - Continued

On September 1, 1996, the Company entered into a three year employment arrangement with the Company's Vice President and Chief Financial Officer. The contract provided for annual salaries of $104,000, $130,000 and $156,000 during the first, second and third years of the agreement. The agreement also allowed for the officer to be paid an annual incentive bonus equal to five percent of the first $1,000,000 of the pre-tax profit, six percent of the next $500,000 and seven percent of profits in excess of $1,500,000. This individual resigned as officer and director on April 6, 1997.

On June 15, 1996, the Company entered into a three year employment arrangement with the Company's Vice President of Finance and Secretary of the Company. The contract provided for annual salaries of $78,000, $104,000 and $130,000 during the first, second and third years of the agreement. In addition, this officer was granted non-qualified stock options to purchase 36,000 shares of the Company's common stock at $2.25 per share and a $30,000 relocation advance to be reduced by $10,000 at the end of each year of the contract period. The loan was later forgiven by a Board resolution. This individual was appointed as Chief Financial Officer on April 6, 1997 and later resigned as officer and director on July 21, 1997.

The Company entered into an agreement with an additional officer effective June 15, 1996 providing for annual compensation of $78,000, $104,000 and $130,000 for each of the ensuing three years, respectively. Further, this officer was granted non-qualified stock options to purchase 36,000 shares of CAT common stock and a $30,000 relocation advance to be reduced by $10,000 at the end of each of the three years of the contract term.


NOTE P - EMPLOYEE BENEFIT PLANS

Two of the Company's subsidiaries sponsor qualified profit sharing plans for the benefit of substantially all full-time employees. The plans qualify under
Section 401(k) of the Internal Revenue Code, thereby allowing employees to make tax deferred contributions to the plan. One such plan provides for an employer match in contribution equal to 25% of the participants contribution to the plan while the other provides for a discretionary matching contribution.

The total expense for the above plans amounted to $5,308 for the year ended June 30, 1997.

           Continental American Transportation, Inc. and Subsidiaries

                                 June 30, 1997


NOTE Q - CONTINGENT LIABILITIES

Legal Matters

The Company, its subsidiaries, current and past officers, and its shareholders are party to several claims, suits and complaints incidental to the business. Current known legal proceedings involve activities from operations of the Company, as well as, financing activities and issues with regulatory agencies. The Company, including its subsidiaries and officers, have been named as defendant in both civil and criminal proceedings including a wrongful death accident suit and an investor seeking injunctive relief for alleged improper refusal to convert debentures. Management believes that some, but not all, of the matters are adequately covered by insurance or would be settled for an immaterial amount. However, management is also currently unable to conclude as to the potential aggregate liability resulting from these legal proceedings, or to what extent the impact of these outcomes might effect the operating results or the financial condition of the Company. In connection with one lawsuit, the Company has agreed to a consent order and judgement in the amount of $525,000, in favor of the plaintiff. However, the Company will record an accrual for this judgment subsequent to June 30, 1997. Several of these claims against the Company have recently been filed and therefore have not yet been fully evaluated. Furthermore, there is a possibility of additional unasserted claims against the Company.


NOTE R - PRIOR PERIOD ADJUSTMENTS

During the year, the management determined that leases associated with revenue equipment (trucks and trailers) had been incorrectly accounted for as capital leases rather than operating leases. The effect of the recharacterization of the capital leases was to decrease property, plant and equipment by $36,201,427, decrease capital lease obligations by $34,629,455 and increase the accumulated deficit by $1,571,972.


NOTE S - SUBSEQUENT EVENTS

Legal Matters

Subsequent to June 30, 1997, the Company has become aware of several matters which include notices from the Securities and Exchange Commission relating to the full review of certain Company filings with the Commission; delinquent payments and filings with the Internal Revenue Service; and the receipt of a subpoena requesting documents pertaining a Grand Jury investigation of certain former officers.

At this time, current management cannot determine the ultimate outcome of these matters or the financial impact to operating results or the financial condition of the Company.

           Continental American Transportation, Inc. and Subsidiaries

                                 June 30, 1997


NOTE S - SUBSEQUENT EVENTS - Continued

Delisted Common Stock

On July 8, 1997, the Allocation, Evaluation & Securities Committee of the Philadelphia Stock Exchange took action to remove the Company's common stock from listing and registration. The Company received notification of this determination on July 15, 1997 and was informed via a letter dated July 28, 1997 that the securities were scheduled to be delisted effective August 1, 1997.

Reservoir Capital Corporation - Master Factoring Agreement

On September 16, 1997, the Company entered into a two year non recourse master factoring agreement, in which two of the officers of the Company are guarantors. The factoring agreement allows for the Company to sell their trade accounts receivable at a price of up to 80% of the outstanding amount of these accounts. The Company can sell qualified accounts up to an aggregate outstanding amount at any one time of $10,000,000. The Company is also required to pay processing and servicing fees to the factoring agent based on the value of the accounts sold, but not in an amount less than $90,000 per month. This relationship was effectively ended on November 1, 1997, when the marketing agreement was signed. As of December 31, 1997, obligations under this agreement had been substantially paid down.

Professional Transportation Group - Marketing Agreement

On September 10, 1997, the Company signed a letter agreement setting forth terms and conditions under which an unrelated party would provide secured lending to the Company and possibly acquire substantially all of the operating assets of the Company. On October 31, 1997, the Company entered into a marketing agreement, with the same party, to modify the aforementioned letter agreement. The new agreement extended the period of time of the exclusive option to acquire substantially all of the Company's assets from 120 days to nine months from the date of the agreement. During this period, the agreement allows for the acquiring company to employ the Company's personnel, to lease or sublease all of the Company's rolling stock, and to lease or sublease all of the Company's office and terminal facilities, including personal property, used in the Company's business. The agreement does not relieve the Company of any debts, liabilities, duties or obligations except those expressly provided for in the agreement. The agreement does provide for the Company to receive by the 15th of each month a fee equal to .67% of the monthly gross revenues actually collected by the acquiring company during the proceeding calendar month after offset of any funds advanced to the Company.









25